  Exhibit 99.2

PEDEVCO Corp. Announces Pricing of $7.8 Million Underwritten Public Offering of Common Stock
February 02, 2021

HOUSTON, TX / ACCESSWIRE / February 3, 2021 / PEDEVCO Corp. (NYSE:PED), today announced the pricing of an underwritten public offering of 5,190,000 shares of common stock (the "Shares") at a public offering price of $1.50 per Share, for gross proceeds to the Company of approximately $7.8 million, before deducting underwriting discounts and other offering expenses.

Kingswood Capital Markets, division of Benchmark Investments, Inc. is acting as the sole book runner for the offering.

The offering is expected to close on or about February 5, 2021, subject to customary closing conditions. In connection with the offering, the Company has also granted the underwriters a 45-day option to purchase up to an additional 15% of the number of Shares offered to the public at the public offering price, less underwriting discounts, for covering over-allotments, if any. If the over-allotment option is exercised in full, it would increase the total gross proceeds of the offering to approximately $8.9 million.

The Shares are being offered by PEDEVCO Corp. pursuant to a "shelf" registration statement on Form S-3 (File No. 333-250904) filed with the Securities and Exchange Commission ("SEC") and the accompanying base prospectus contained therein. The offering of the Shares is being made only by means of a prospectus supplement and accompanying base prospectus, forming a part of the effective registration statement. A preliminary prospectus supplement and the accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying base prospectus relating to this offering may be obtained on the SEC's website at http://www.sec.gov or by contacting Kingswood Capital Markets, Attention: Syndicate Department, 17 Battery Place, Suite 625, New York, NY 10004, by email at syndicate@kingswoodcm.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American:PED) is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. PEDEVCO's principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its Denver-Julesberg ("D-J") Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas. More information about PEDEVCO can be found at www.pedevco.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

CONTACT:
PEDEVCO Corp.
(713) 221-1768
PR@pedevco.com

SOURCE: PEDEVCO Corp.